                                                                    EXHIBIT 23.2


              INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

We consent to the incorporation by reference in Registration Statement No.'s 333-41001 and 333-60320 of I-Sector Corporation and subsidiaries, formerly Allstar Systems, Inc. ("I-Sector") each on Form S-8 of our report dated March 21, 2003, relating to the consolidated financial statements of I-Sector as of December 31, 2002 and for each of the two years in the period ended December 31, 2002, appearing in this Annual Report on Form 10-K of I-Sector for the year ended December 31, 2003.

Our audits of the financial statements referred to in the aforementioned report also include the financial statement schedule of I-Sector for each of the two years in the period ended December 31, 2002, listed in Item 15(A)(2). This financial statement schedule is the responsibility of I-Sector's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financials statements taken as a whole, presents fairly in all material respects the information set forth therein.



/s/ DELOITTE & TOUCHE LLP
Houston, Texas
March 9, 2004